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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
PHP Healthcare Corporation

     We consent to the incorporation by reference in the registration statements (No. 333-41577, 333-26403, and 333-47093) on Form S-8 and the registration statement (No. 333-01011) on Form S-8 and the registration statement (No. 333-01011) on Form S-3 of PHP Healthcare Corporation of our report, which includes an explanatory paragraph regarding the restatement of previously issued financial statements to reflect revised accounting for certain contract costs, dated July 25, 1997, on our audits of the consolidated financial statements and financial statement schedule of PHP Healthcare Corporation and subsidiaries as of April 30, 1997 and 1996, and for the years ended April 30, 1997, 1996 and 1995, which report is included in this annual report on Form 10-K, as amended.


                                                       Coopers & Lybrand, L.L.P.

Washington, D.C.
June 2, 1998